Exhibit 10.1

OPTION EXCHANGE AGREEMENT

This OPTION EXCHANGE AGREEMENT, dated as of October 8, 2019 (this “Agreement”), by and between RETINALGENIX TECHNOLOGIES, INC., a Delaware corporation having an address of P.O. 2129 San Rafael, California 94912 (“RG”) and DIOPSYS, INC., a Delaware corporation having an address at 16 Chapin Road, Suite 911-912, Pine Brook, New Jersey 07058 (“DIOPSYS”). For purposes of this Agreement RG and DIOPSYS are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, the Parties desire to complete a tax fee option exchange as follows: (i) RG will issue to DIOPSYS an option to purchase up to 10% of the issued and outstanding shares of common stock of RG (the “RG Option”)), in form and substance reasonably acceptable to the Parties; and (ii) DIOPSYS will issue to RG, an option to purchase up to 10% of the issued and outstanding shares of common stock of DIOPSYS (the “DIOPSYS Option”) in form and substance reasonably acceptable to the Parties, all upon the terms and subject to the conditions set forth in this Agreement (the “Option Exchange”); and

WHEREAS, it is the intention of the Parties that upon the Closing (as hereinafter defined) RG will grant to DIOPSYS the right to be the exclusive distributor of the products made by RG and described on Schedule “A” (the “Products”), which right will be subject to the terms and conditions of the Exclusive Distribution Agreement (as defined herein); and

WHEREAS, RG and DIOPSYS are parties to that certain Letter of Intent dated June 20, 2019, which described the Parties intention of entering into this Agreement (the “LOI”); and

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Agreement to Issue the DIOPSYS Option in exchange for the RG Option. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement: (i) RG shall issue and deliver the RG Option to DIOPSYS in consideration and exchange for the DIOPSYS Option; and (ii) DIOPSYS shall issue and deliver the DIOPSYS Option to RG in such in consideration and exchange for the RG Option.

1.2 Closing and Actions at Closing. The closing of the Option Exchange (the “Closing”) shall take place at the offices of McElroy, Deutsch, Mulvaney & Carpenter, LLP within thirty (30) days of the date that the contingencies set forth in Articles IV and V are satisfied, including, without limitation, approval of the Products by the FDA (the “Closing Date”).

1.3 Restrictions on Shares Transferred or Issued Pursuant to this Agreement. Neither the RG Option nor the DIOPSYS Option nor the shares of common stock underlying the RG Option or the DIOPSYS Option have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and said shares are being issued or transferred pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal pre-emption from such state securities registration laws, based on the suitability and investment representations made by the Parties. The aforesaid shares must each be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the aforesaid shares will each bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR AN INVESTMENT PURPOSE AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

1.4 Option Exchange Procedure. On the Closing Date, the Parties shall exchange the DIOPSYS Option and the RG Option, respectively, by delivering such duly issued options to the other Party.

1.5 Exclusive Distribution Agreement. At Closing, RG and DIOPSYS shall execute and deliver to each other that certain Exclusive Distribution Agreement in form and substance reasonable acceptable to the Parties pursuant to which RG will appoint DIOPSYS as its exclusive distributor of the Products (the “Exclusive Distribution Agreement”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF RG

RG represents, warrants and agrees that all of the statements in the following subsections of this Article II, pertaining to RG, are true and complete as of the date hereof.

2.1 Corporate Organization.

A. RG is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect (as defined below) on the activities, business, operations, properties, assets, condition or results of operation of RG. “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the referenced Party, or materially impair the ability of such Party to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from the announcement, pendency or consummation of the transactions contemplated by this Agreement.

2

B. Copies of the formation documents of RG, or their equivalent, with all amendments thereto, as of the date hereof (the “RG Charter Documents”), have been furnished to DIOPSYS, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of RG are current as required by law, contain the minutes of all meetings of RG’s Board of Directors from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the RG’s Board of Directors. RG is not in violation of any of the provisions of the RG Charter Documents.

2.2 Shares Underlying RG Option. The shares of RG’s common stock issuable upon the exercise of the RG Option, shall, as of the Closing, be duly authorized, validly issued, fully paid and non-assessable, and will be issued in compliance with all applicable federal and state securities laws and corporate laws of the State of Delaware and will have been issued free of preemptive rights of any security holder.

2.3 Financial Statements. RG has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of RG. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability RG had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of RG in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP. The books and records, financial and otherwise, of RG are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices. All of RG’s assets are reflected on its financial statements, and RG has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

2.4 [Intentionally Omitted].

3

2.5 Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, and any trade secrets, and “know-how” held relating to business of RG, and all other intangible assets, in RG’s possession or that may be reasonably acquired by RG any other proprietary information and trade secrets relating to the Products (collectively the “Intellectual Property”) shall remain the intellectual property of RG as of the date of Closing of this Agreement and RG shall take any steps reasonable to license any Intellectual Property to DIOPSYS as may be necessary in furtherance of DIOPSYS’s rights and obligations under the Exclusive Distribution Agreement. Further, RG owns, free and clear of any encumbrance, or has the valid right to sell or assign all Intellectual Property used in its business, as currently conducted. RG has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, RG has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to RG’s knowledge, there have been no acts or omissions by officers, Board of Directors, employees and agents of RG, the result of which would be to materially compromise the rights of RG to apply for or enforce appropriate legal protection of RG’s Intellectual Property.

2.6 Material Contracts and Transactions. Schedule 2.6 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which RG is a party as same may relate to the Products (each, a “Contract”). Each Contract is in full force and effect, and to RG’s knowledge there exists no material breach or violation of or default by RG under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by RG. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Option Exchange or any of the transactions contemplated in this Agreement. Except as disclosed on Schedule 2.6, there exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

2.7 Absence of Certain Changes or Events. As of the date of this Agreement there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of RG as same may relate to the Products or the arrangement described in the Exclusive Distribution Agreement.

2.8 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of RG after reasonable investigation, threatened by or against RG or affecting RG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. RG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.9 Compliance with Laws and Regulations. To the best of its knowledge, RG has complied with all applicable statutes and regulations, except to the extent that noncompliance would not result in a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of RG as they relate to the Products and/or the arrangement described in the Exclusive Distribution Agreement.

2.10 Approval of Agreement. The Board of Directors of RG has authorized the execution and delivery of this Agreement by RG and has approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement will not violate the RG Charter Documents.

4

2.11 Valid Obligation. This Agreement and all agreements and other documents executed by RG in connection herewith constitute the valid and binding obligation of RG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DIOPSYS

DIOPSYS represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to DIOPSYS, are true and complete as of the date hereof.

3.1 Corporate Organization

A. DIOPSYS is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of DIOPSYS.

B. Copies of the formation documents of DIOPSYS, or their equivalent, with all amendments thereto, as of the date hereof (the “DIOPSYS Charter Documents”), have been furnished to RG, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of DIOPSYS are current as required by law, contain the minutes of all meetings of DIOPSYS’s Board of Directors from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by DIOPSYS’s Board of Directors. DIOPSYS is not in violation of any of the provisions of the DIOPSYS Charter Documents.

3.2 Shares Underlying DIOPSYS Option. The shares of DIOPSYS’s common stock issuable upon the exercise of the DIOPSYS Option, shall, as of the Closing, be duly authorized, validly issued, fully paid and non-assessable, and will be issued in compliance with all applicable federal and state securities laws and corporate laws of the State of Delaware and will have been issued free of preemptive rights of any security holder.

3.3 Financial Statements. DIOPSYS has kept all books and records since inception and such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of DIOPSYS. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability DIOPSYS had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of DIOPSYS in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP. The books and records, financial and otherwise, of DIOPSYS are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices. All of DIOPSYS’s assets are reflected on its financial statements, and DIOPSYS has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

5

3.4 [Intentionally Omitted].

3.5 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of DIOPSYS after reasonable investigation, threatened by or against DIOPSYS or affecting DIOPSYS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. DIOPSYS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.6 Approval of Agreement. The Board of Directors of DIOPSYS has authorized the execution and delivery of this Agreement by DIOPSYS and has approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement will not violate the DIOPSYS Charter Documents.

3.7 Valid Obligation. This Agreement and all agreements and other documents executed by DIOPSYS in connection herewith constitute the valid and binding obligation of DIOPSYS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF RG

The obligations of RG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by RG in its sole discretion:

4.1 Representations and Warranties of DIOPSYS. All representations and warranties made by DIOPSYS in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

4.2 Agreements and Covenants. DIOPSYS shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

4.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

6

4.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DIOPSYS shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

4.5 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to DIOPSYS.

4.6 FDA Approval. The Products shall have received approval for sale from the Food and Drug Administration.

4.7 Tax Free Exchange. The Option Exchange shall not result in any tax payments due to any governmental taxing authority by RG.

4.8 The Exclusive Distribution Agreement. The Exclusive Distribution Agreement shall have been agreed to by the Parties and be in execution form.

4.9 The Option Exchange. The DIOPSYS Option and the RG Option shall have been agreed to by the Parties and be in execution forms.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF DIOPSYS

The obligations of DIOPSYS to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by DIOPSYS in its sole discretion:

5.1 Representations and Warranties of RG. All representations and warranties made by RG in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

5.2 Agreements and Covenants. RG shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

7

5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of RG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

5.5 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to RG.

5.6 FDA Approval. The Products shall have received approval for sale from the Food and Drug Administration.

5.7 Tax Free Exchange. The Option Exchange shall not result in any tax payments due to any governmental taxing authority by DIOPSYS.

5.8 The Exclusive Distribution Agreement. The Exclusive Distribution Agreement shall have been agreed to by the Parties and be in execution form.

5.9 The Option Exchange. The DIOPSYS Option and the RG Option shall have been agreed to by the Parties and be in execution forms.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

6.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the Parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire three (3) years after the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

8

6.2 Indemnification.

A. RG hereby agrees to defend and indemnify DIOPSYS, and hold DIOPSYS forever harmless, from and against any and all claims, losses, liabilities, debts, damages, costs, interest, awards, judgments, penalties and expenses, including reasonable out-of-pocket attorneys’ fees and expenses which DIOPSYS may sustain or incur (collectively, “Losses”) which are caused by or arise out of Losses made, brought or asserted against DIOPSYS as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by RG in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation RG contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby that has a Material Adverse Effect upon DIOPSYS; (iii) any claims brought or made against DIOPSYS by any third party(ies) (including, without limitation, claims of shareholders, employees, creditors, or customers) arising from, or related to, actions or conditions existing, occurring, accrued, or incurred prior to the Closing and which involved RG.

B. DIOPSYS hereby agrees to defend and indemnify RG, and hold RG forever harmless, from and against any and all Losses which are caused by or arise out of Losses made, brought or asserted against RG as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by DIOPSYS in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of DIOPSYS contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby that has a Material Adverse Effect upon DIOPSYS; (iii) any claims brought or made against RG by any third party(ies) (including, without limitation, claims of shareholders, employees, creditors, or customers) arising from or related to actions or conditions existing, occurring, accrued, or incurred prior to the Closing and which involved DIOPSYS.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Party.

7.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

7.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 7.3 are concerned unless notice of such change shall have been given to such other Party hereto as provided in this Section 7.3.

9

7.4 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. This Agreement has been negotiated and drafted by the Parties and, as such, shall not be interpreted to the detriment of any Party as the “drafter.”

7.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

7.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

7.8 Convenience of Forum; Consent to Jurisdiction. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New Jersey, and/or the U.S. District Court for the District of New Jersey, in each case located in Essex County, New Jersey, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 7.3.

7.9 Enforcement of the Agreement. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

7.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New Jersey without giving effect to the choice of law provisions thereof.

7.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

7.12 Disclosure. Notwithstanding anything contained herein or in the LOI to the contrary, the Parties are expressly permitted to disclose the arrangement set forth in this Agreement to the general public and/or any other person.

7.13 Letter of Intent. The Parties agree that the terms of the LOI shall merge into this Agreement, except that Section 6 shall survive and become part of this Agreement as if set forth at length herein.

10

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

“RG”

RETINALGENIX TECHNOLOGIES, INC.

By:	/s/ Jerry Katzman, M.D.
Name:	Jerry Katzman, M.D.
Title:	Authorized Signatory

“DIOPSYS”

DIOPSYS, INC.

By:	/s/ Joseph Fontanetta
Name:	Joseph Fontanetta
Title:	Chief Executive Officer

11